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EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

		Nine Months Ended September 30, 2007		Years Ended December 31,
(Dollars in millions)
				2006		2005		2004		2003		2002
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,597		$1,771		$1,432		$1,192		$1,112		$1,555
Share of pre-tax income (loss) of unconsolidated subsidiaries		60		43		16		39		11		(1)
Fixed charges		977		1,384		948		481		424		552

Earnings	(A)	$2,634		$3,198		$2,396		$1,712		$1,547		$2,106

Interest on other short-term borrowings		$762		$1,145		$753		$315		$279		$426
Interest on long-term debt, including amortization of debt issuance costs		141		140		100		68		69		71
Portion of rents representative of the interest factor on long-term leases(1)		74		99		95		98		76		55

Fixed charges	(B)	$977		$1,384		$948		$481		$424		$552

Consolidated ratios of earnings to fixed charges, excluding interest on deposits	(A)/(B)	2.70	x	2.31	x	2.53	x	3.56	x	3.65	x	3.82	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,597		$1,771		$1,432		$1,192		$1,112		$1,555
Share of pre-tax income (loss) of unconsolidated subsidiaries		60		43		16		39		11		(1)
Fixed charges		2,631		3,275		2,080		993		796		1,050

Earnings	(C)	$4,288		$5,089		$3,528		$2,224		$1,919		$2,604

Interest on other short-term borrowings and deposits		$2,416		$3,036		$1,885		$827		$651		$924
Interest on long-term debt, including amortization of debt issuance costs		141		140		100		68		69		71
Portion of rents representative of the interest factor on long-term leases(1)		74		99		95		98		76		55

Fixed charges	(D)	$2,631		$3,275		$2,080		$993		$796		$1,050

Consolidated ratios of earnings to fixed charges, including interest on deposits	(C)/(D)	1.63	x	1.55	x	1.70	x	2.24	x	2.41	x	2.48	x

(1)
The interest factor on long-term operating leases was estimated using one-third of rental expense. The interest factor on long-term capital leases was equal to the amount recorded as interest expense in our consolidated statement of income.

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STATE STREET CORPORATION